Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-139036) on Form S-8 of US Global Nanospace, Inc. of our report dated September 6, 2006 relating to our audits of the financial statements in the Annual Report on Form 10-KSB of US Global Nanospace, Inc. for the year ended March 31, 2006.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
December 18, 2006